FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                     Date of Report:   November 30, 2004


                               BORGWARNER INC.
            (Exact name of registrant as specified in its charter)


     Delaware                    1-12162                13-3404508
(State of Incorporation)      (Commission File No.)    (IRS Employer
                                               Identification No.)

                5435 Corporate Drive, Suite 150, Troy MI 48098
                   (Address of principal executive offices)

     Registrant's telephone number, including area code:  (248) 373-5550


          [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          [ ] Soliciting material pursuant to Rule 14a-12 under
           the Exchange Act (17 CFR 240.14a-12)
          [ ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2[b])
          [ ] Pre-commencement communications pursuant to Rule 13e- 4[c] under the Exchange Act (17 CFR 240.13e-4[c])




     Item 1.01 Entry into a Material Definitive Agreement


     In order to comply with German regulatory requirements in connection with the tender offer in Germany to acquire the remaining shares of approximately 37% (or approximately
3.7 million shares) of the outstanding stock of Beru AG, BorgWarner Inc. and BorgWarner Germany GmbH entered into a
Euro 700,000,000 Senior Bridge Term Credit Facility, dated as of November 23, 2004 with Morgan Stanley Senior Funding, Inc.
as syndication agent, administrative agent, lender and lead arranger. Morgan Stanley Senior Funding, Inc. is an affiliate of
Morgan Stanley & Co. Incorporated which served as financial advisor to BorgWarner on the Beru transaction. The Senior Bridge Term Credit Facility contains customary terms and conditions for a bridge financing transaction.



     Item 9.01.     Financial Statements and Exhibits.

     [c]  Exhibits

     (10.1)    Credit Agreement dated November 23, 2004
among
               BorgWarner Inc., and BorgWarner Germany GmbH, as Borrowers, The Lenders Party Hereto Morgan
               Stanley Senior Funding, Inc., as
               Administrative Agent and Syndication Agent,
               Euro 700,000,000 Senior Bridge Term Credit
               Facility, Morgan Stanley Senior Funding,Inc., as lead Arranger and Book Runner


SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              BORGWARNER INC.


                            /s/ Vincent M. Lichtenberger
                              By:----------------------------
                                Vincent M. Lichtenberger
                                Assistant Secretary


Dated:    November 30, 2004